eFunds Corporation Reports Second Quarter 2005 Results

Net Revenue of $116.3 million

Diluted Earnings per Share up 58% to $0.30 Per Share

Scottsdale, ARIZ., Aug. 3, 2005 — eFunds Corporation (NYSE: EFD), a leading provider of electronic payments, risk management, and related outsourcing solutions, today reported second quarter 2005 net revenue of $116.3 million. This amount represents a 10% improvement over net revenues of $106.1 million reported by the Company’s three remaining operating segments during the second quarter of 2004. Overall, revenues declined 17% from the $140.7 million reported for the second quarter of 2004 as a result of the sale of the Company’s ATM deployment business in November 2004.

Operating income during the quarter increased to $20.3 million, or 18% of net revenue, as compared to operating income of $12.9 million, or 9% of net revenue, reported in the second quarter of 2004. Second quarter 2005 net income was $14.1 million, or $0.30 per diluted share, compared to net income of $9.4 million, or $0.19 per diluted share, reported for the same quarter in 2004. Results for the second quarter ended June 30, 2005 include a business and occupancy state tax refund of $1.8 million.

For the six months ended June 30, 2005, eFunds reported net income of $27.3 million, or $0.56 per diluted share, compared with net income of $18.8 million, or $0.38 per diluted share, reported in the first six months of 2004. Reported operating income for the first half of 2005 was $37.1 million, or 16% of net revenue, as compared to $26.9 million, or 10% of net revenue, for the same period in the prior year. Net revenue from the Company’s core operating segments increased 9% to $230.5 million, as compared to $211.9 million reported in the first six months of 2004. Overall, revenues declined 18% from the $281.6 million in revenue recorded in the first half of 2004, as a result of the sale of the ATM deployment business.

“We are pleased with our accomplishments so far in 2005. All of our businesses continue to show strong financial results and we have made notable progress against our strategic plan,” said Paul F. Walsh, Chairman and Chief Executive Officer. “During the second quarter, new customer wins included Société Générale and we acquired India Switch Company and National Check Protection Services and signed the agreement to purchase WildCard Systems. These transactions have enabled the Company to establish a framework for the expansion of our processing business to Europe, gain entry into the emerging payments market in India, and expand the breadth of our payments offerings in the U.S. We are excited about the opportunities ahead for eFunds for the balance of 2005 and beyond as we integrate WildCard Systems and our other recent acquisitions, and execute against our customer initiatives in the U.S. and Europe,” stated Walsh.

Forward-looking statements
The Company reconfirmed it previous outlook that full year net revenue for 2005 is expected to increase approximately 18 to 22 percent on a combined organic and acquisitive basis over the $431 million baseline revenue achieved across the Company’s three remaining segments following the sale of its ATM portfolio in November 2004. The Company has raised its 2005 net income estimate from a range of 15 to 19 percent over the net income of $40.8 million reported in 2004 to 25 to 35 percent over its 2004 net income due to its anticipated recognition of a $4 to $6 million tax benefit in the third quarter.

The foregoing expectations reflect the following assumptions:

•	The net revenues of WildCard increase approximately 30 percent over the revenues of $56.5 million recorded last year, with a slight majority of this revenue being recognized in the latter half of 2005; because the business of WildCard is notably more seasonal than eFunds, nearly all of the expected $.03 — $.05 earnings dilution resulting from the transaction in 2005 will be seen in the third quarter;

•	An effective tax rate between 33 and 35 percent for the balance of 2005 excluding the effects of the anticipated recognition of the $4 to $6 million tax benefit in the third quarter;

•	Cash outlays for capital expenditures and product development activities of approximately $35 to $40 million.

The Company also updated its outlook for 2006. Full year 2006 revenues are expected to increase 15 to 22 percent over currently projected full year 2005 revenues. Diluted earnings per share are expected to range between $1.15 and $1.25 for 2006.

The foregoing guidance does not include the effects of the adoption of SFAS 123R, which requires the expensing of stock options beginning January 1, 2006.

Conference call:
eFunds will hold a one-hour conference call today at 10:00 AM EDT to discuss the Company’s first quarter financial performance. To listen to the conference call, dial 800-399-5351. (International callers dial 706-643-1939.) The call will also be broadcast on the company’s Web site at www.efunds.com under the “Investor Relations” tab. Interested parties are encouraged to click on the web cast link 10 to 15 minutes prior to the start of the conference call.

Replay Information:
A replay of the conference call will be available beginning two hours after the call’s completion and will play through 11:59 p.m. EDT on August 17, 2005. You may access the replay by dialing 800-642-1687 (international callers dial 706-645-9291) and entering the Conference ID number 8037564. Additionally, a replay of the conference call will be available via the eFunds Web site at www.efunds.com.

About eFunds
eFunds Corporation is an industry leader with nearly 30 years of experience and expertise in electronic payments and risk management. eFunds offers electronic funds transfer software and processing, risk management and related outsourcing solutions to financial institutions, electronic funds transfer networks, retailers, telecommunications providers, and government agencies around the world. Committed to providing excellent customer service and award-winning products, eFunds enables its clients to reduce transaction and infrastructure costs, detect potential fraud and enhance relationships with their customers. www.efunds.com.

Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations, and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, the unpredictability of merger and acquisition activity, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2005.

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EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended June 30,
	2005		2004
(in thousands, except per share amounts)
Net revenue	$116,294	100.0%	$140,712	100.0%

Operating expenses
Processing, communication and service costs	27,612	23.8%	56,661	40.3%
Employee costs	48,034	41.3%	47,787	33.9%
Depreciation and amortization	8,077	6.9%	9,027	6.4%
Other operating costs	12,229	10.5%	13,108	9.3%
Restructuring and provision for contract loss charges	—	0.0%	1,253	0.9%

Total operating expenses	95,952	82.5%	127,836	90.8%

Income from operations	20,342	17.5%	12,876	9.2%
Other income — net	1,086	0.9%	585	0.4%

Income before income taxes	21,428	18.4%	13,461	9.6%
Provision for income taxes	(7,286)	-6.2%	(4,038)	-2.9%

Net income	$14,142	12.2%	$9,423	6.7%

Shares outstanding
Basic	45,649		47,886

Diluted	47,095		49,268

Earnings per share
Basic	$0.31		$0.20

Diluted	$0.30		$0.19

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Six Months Ended June 30,
	2005		2004
(in thousands, except per share amounts)
Net revenue	$230,532	100.0%	$281,598	100.0%

Operating expenses
Processing, communication and service costs	56,515	24.6%	115,331	40.9%
Employee costs	97,278	42.2%	96,729	34.4%
Depreciation and amortization	16,224	7.0%	17,956	6.4%
Other operating costs	23,382	10.1%	23,431	8.3%
Restructuring and provision for contract loss charges	—	0.0%	1,253	0.4%

Total operating expenses	193,399	83.9%	254,700	90.4%

Income from operations	37,133	16.1%	26,898	9.6%
Other income (expense) — net	2,561	1.1%	(39)	-0.1%

Income before income taxes	39,694	17.2%	26,859	9.5%
Provision for income taxes	(12,388)	-5.4%	(8,057)	-2.8%

Net income	$27,306	11.8%	$18,802	6.7%

Shares outstanding
Basic	47,417		47,786

Diluted	48,924		49,192

Earnings per share
Basic	$0.58		$0.39

Diluted	$0.56		$0.38

EFUNDS CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2005	2004
(in thousands)	(Unaudited)
Current assets:
Cash and cash equivalents	$205,976	$274,477
Short-term investments	—	88,140
Restricted cash	3,877	2,392
Accounts receivable — net	75,628	73,505
Other current assets	25,603	30,050

Total current assets	311,084	468,564

Property and equipment — net	54,354	50,320
Intangibles-net	155,732	103,672
Other non-current assets	24,175	20,405

Total assets	$545,345	$642,961

Current liabilities:
Accounts payable	$20,665	$21,984
Accrued liabilities	51,471	85,021
Deferred revenue and gains	22,447	16,445
Long-term debt due within one year	2,315	1,955

Total current liabilities	96,898	125,405

Long-term deferred gains	32,676	37,539
Long-term debt	3,052	3,569
Other long-term liabilities	1,894	2,244

Total liabilities	134,520	168,757

Stockholders’ equity:
Common stock	500	493
Additional paid-in capital	456,500	446,825
Treasury stock at cost	(100,000)	—
Retained earnings	50,537	23,231
Accumulated other comprehensive income	3,288	3,655

Stockholders’ equity	410,825	474,204

Total liabilities and stockholders’ equity	$545,345	$642,961

EFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30,
	2005	2004
(in thousands)
Cash flows from operating activities:
Net income	$27,306	$18,802
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	6,947	6,488
Amortization	9,277	11,468
Deferred income taxes	3,594	303
Other — net	(191)	837
Changes in assets and liabilities
Restricted cash	6,715	872
Accounts receivable	(187)	(6,834)
Accounts payable	(5,344)	(977)
Income taxes receivable/payable	(25,629)	2,097
Other assets and liabilities	(16,578)	(2,250)

Net cash provided by operating activities	5,910	30,806

Cash flows from investing activities:
Capital expenditures	(11,790)	(11,423)
Acquisitions	(57,095)	(6,079)
Purchases of short-term investments	(98,925)	(57,035)
Proceeds from sale of short-term investments	187,065	46,985
Other — net	(761)	(508)

Net cash provided by (used in) investing activities	18,494	(28,060)

Cash flows from financing activities:
Purchase of common stock	(100,000)	—
Issuance of common stock	8,079	8,225
Payments on long-term debt	(984)	(4,185)

Net cash (used in) provided by financing activities	(92,905)	4,040

Net (decrease) increase in cash and cash equivalents	(68,501)	6,786
Cash and cash equivalents at beginning of period	274,477	104,456

Cash and cash equivalents at end of period[1]	$205,976	$111,242

[1] Cash and cash equivalents at June 30, 2004 included $63.7 million that has been reclassified to short-term investments to conform to 2005 presentation.

EFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Three Months Ended
	June 30,		Change
	2005	2004	$	%
(in thousands)
Net revenue:
Electronic payments	$52,377	$51,719	658	1%
Risk management	40,255	35,033	5,222	15%
Global outsourcing	23,662	19,387	4,275	22%
ATM management[1]	—	34,573	(34,573)	*

Total net revenue	116,294	140,712	(24,418)	-17%

Operating expenses:
Processing, employee and other costs -
Electronic payments	44,044	42,027	2,017	5%
Risk management	23,686	20,845	2,841	14%
Global outsourcing	16,459	15,158	1,301	9%
ATM management[1]	—	32,435	(32,435)	*

Total processing, employee and other costs	84,189	110,465	(26,276)	-24%

Allocated overhead -
Electronic payments	3,224	2,569	655	25%
Risk management	2,010	2,203	(193)	-9%
Global outsourcing	2,216	1,602	614	38%
ATM management[1]	—	2,098	(2,098)	*
Corporate	4,313	7,646	(3,333)	-44%

Total allocated overhead	11,763	16,118	(4,355)	-27%

Restructuring and provision for
contract loss charges -
Electronic payments	—	1,178	(1,178)	*
Risk management	—	(8)	8	*
Global outsourcing	—	41	(41)	*
ATM management[1]	—	9	(9)	*
Corporate	—	33	(33)	*

Total restructuring and provision for contract loss charges	—	1,253	(1,253)	*

Income (loss) from operations:
Electronic payments	5,109	5,945	(836)	-14%
Risk management	14,559	11,993	2,566	21%
Global outsourcing	4,987	2,586	2,401	93%
ATM management[1]	—	31	(31)	*
Corporate	(4,313)	(7,679)	3,366	44%

Total income from operations	$20,342	$12,876	7,466	58%

[1] Includes operations through November 18, 2004.
* Represents an increase or decrease greater than 100%.

EFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Six Months Ended
	June 30,		Change
	2005	2004	$	%
(in thousands)
Net revenue:
Electronic payments	$103,148	$101,402	1,746	2%
Risk management	77,861	70,157	7,704	11%
Global outsourcing	49,523	40,306	9,217	23%
ATM management[1]	—	69,733	(69,733)	*

Total net revenue	230,532	281,598	(51,066)	-18%

Operating expenses:
Processing, employee and other costs -
Electronic payments	88,336	82,181	6,155	7%
Risk management	45,892	42,325	3,567	8%
Global outsourcing	34,062	31,222	2,840	9%
ATM management[1]	—	65,624	(65,624)	*

Total processing, employee and other costs	168,290	221,352	(53,062)	-24%

Allocated overhead -
Electronic payments	6,791	5,379	1,412	26%
Risk management	4,518	4,514	4	0%
Global outsourcing	4,581	3,287	1,294	39%
ATM management[1]	—	4,261	(4,261)	*
Corporate	9,219	14,654	(5,435)	-37%

Total allocated overhead	25,109	32,095	(6,986)	-22%

Restructuring and provision for
contract loss charges -
Electronic payments	—	1,178	(1,178)	*
Risk management	—	(8)	8	*
Global outsourcing	—	41	(41)	*
ATM management[1]	—	9	(9)	*
Corporate	—	33	(33)	*

Total restructuring and provision for contract loss charges	—	1,253	(1,253)	*

Income (loss) from operations:
Electronic payments	8,021	12,664	(4,643)	-37%
Risk management	27,451	23,326	4,125	18%
Global outsourcing	10,880	5,756	5,124	89%
ATM management[1]	—	(161)	161	*
Corporate	(9,219)	(14,687)	5,468	37%

Total income from operations	$37,133	$26,898	10,235	38%

[1] Includes operations through November 18, 2004.
* Represents an increase or decrease greater than 100%.

EFUNDS CORPORATION
SUPPLEMENTAL REVENUE DATA
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2005	2004	% Change	2005	2004	% Change
(in millions)
Electronic Payments
EFT processing	$30.7	$28.6	7%	$59.8	$54.2	10%
Government services (EBT)	13.2	14.1	-6%	26.4	28.7	-8%
Software sales	8.5	9.0	-6%	16.9	18.5	-9%

	$52.4	$51.7	1%	$103.1	$101.4	2%

Risk Management
Financial Institution products	$34.5	$30.3	14%	$67.2	$60.9	10%
Retail products	5.8	4.7	23%	10.7	9.3	15%

	$40.3	$35.0	15%	$77.9	$70.2	11%

Global Outsourcing
BPO	$14.2	$12.9	10%	$30.8	$26.0	18%
IT services	9.5	6.5	46%	18.7	14.3	31%

	$23.7	$19.4	22%	$49.5	$40.3	23%

ATM Management[1]	$-	$34.6	*	$-	$69.7	*

[1] Includes operations through November 18, 2004.
* Represents an increase or decrease greater than 100%.